UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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[  ] Soliciting Material Pursuant to §240.14a-12

CytRx Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CytRx Corporation

11726 San Vicente Boulevard, Suite 650

Los Angeles, California 90049

June 14, 2021

Dear Stockholder:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders of CytRx Corporation. The meeting will be held at the Company’s corporate offices, 11726 San Vicente Blvd, Ste 650, Los Angeles, CA 90049 at 10:00 A.M., local time, on Thursday, July 29, 2021.

The Notice of Meeting and the Proxy Statement on the following pages cover the formal business of the Annual Meeting.

Due to COVID-19, we may enforce appropriate social protocols as may be permissible under the law.

Your vote is very important. Whether or not you plan to attend or participate in the 2021 Annual Meeting, we encourage you to read the Proxy Statement and vote as soon as possible. For specific instructions on how to vote your shares, please refer to the section in the Proxy Statement entitled “How can I vote my shares?” and the instructions on the proxy card or proxy materials you receive from your broker, bank or other intermediary.

Thank you.

Sincerely,

Steven A. Kriegsman
Chairman and Chief Executive Officer

CytRx Corporation

11726 San Vicente Boulevard, Suite 650

Los Angeles, California 90049

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on July 29, 2021

Notice is hereby given to the holders of common stock, $0.001 par value per share, of CytRx Corporation that the 2021 Annual Meeting of Stockholders will be held at the Company’s corporate offices, 11726 San Vicente Blvd, Ste 650, Los Angeles, CA 90049 at 10:00 A.M., local time, on Thursday, July 29, 2021 for the following purposes:

●	The election of two Class III directors to serve until the 2024 Annual Meeting of Stockholders;

●	An advisory proposal (non-binding) regarding the compensation of our named executive officers as disclosed in this Proxy Statement;

●	The ratification of the appointment of Weinberg & Company as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

●	The transaction of such other business as may properly come before the Annual Meeting and at any postponement or adjournment thereof.

Only those stockholders of record at the close of business on June 1, 2021 are entitled to notice of and to vote at the Annual Meeting and at any postponement or adjournment thereof.

By Order of the Board of Directors,

John Y. Caloz
Chief Financial Officer and Senior Vice President

June 14, 2021

Important Notice Regarding Internet Availability of Proxy Materials

for the Annual Meeting of Stockholders to Be Held on July 29, 2021:

The proxy materials for the Annual Meeting, including the Annual Report and the Proxy Statement,

are available at http://materials.proxyvote.com/232828.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE (OR USE TELEPHONE OR INTERNET VOTING PROCEDURES, IF AVAILABLE THROUGH YOUR BROKER). IF YOU ATTEND THE ANNUAL MEETING AND WISH TO DO SO, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

CytRx Corporation

11726 San Vicente Boulevard, Suite 650

Los Angeles, California 90049

To Be Held July 29, 2021

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished to holders of the common stock, $0.001 par value per share, of CytRx Corporation, a Delaware corporation (“we,” “us,” “our,” “CytRx” or the “Company”), in connection with the solicitation of proxies by our board of directors (“board of directors” or “board”) for use at our Annual Meeting of Stockholders to be held at the Company’s corporate offices, 11726 San Vicente Blvd, Ste 650, Los Angeles, CA 90049, local time, on Thursday, July 29, 2021 and at any postponement or adjournment thereof.

This Proxy Statement and the accompanying proxy materials are first being furnished to our stockholders on or about June 14, 2021. Our board of directors is asking you to vote your shares as described below. If you attend the Annual Meeting in person, you may vote at the Annual Meeting even if you have previously submitted a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

In accordance with the rules of the SEC, we are furnishing our proxy materials, including this Proxy Statement and our 2020 Annual Report on Form 10-K, to our stockholders via the Internet. We are mailing to certain of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) that contains instructions on how to access our proxy materials on the Internet and how to vote. Other stockholders, in accordance with their prior requests, will receive an email with instructions on how to access our proxy materials and vote, or will be mailed paper copies of our proxy materials and a proxy card or voting form. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice of Internet Availability.

This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2020 are available on the Internet at: http://www.cytrx.com/investor-relations/sec-filings/.

What is a proxy?

A proxy is the legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated Ms. Cristina Newman, Corporate Secretary and Mr. John Y. Caloz, our Chief Financial Officer and Senior Vice President, as proxy holders for the Annual Meeting. By completing, signing and returning the accompanying proxy card, you are authorizing Ms. Newman and Mr. Caloz, or either of them, to vote your shares at the Annual Meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is advisable to complete, sign and return your proxy card before the Annual Meeting date just in case your plans change. You may vote, in person, at the Annual Meeting even if you have previously returned a proxy. If you hold shares through a broker, bank or similar organization, you must provide a copy of the proxy from the broker or other agent.

What is a Proxy Statement?

This Proxy Statement is a document that regulations of the Securities and Exchange Commission, or SEC, require us to give you when we ask you to sign a proxy card designating Ms. Newman and Mr. Caloz as proxies to vote on your behalf.

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What is in this Proxy Statement?

This Proxy Statement describes the Proposals on which we would like you, as a stockholder, to vote at the Annual Meeting. It gives you information on the Proposals, as well as other information about us, so that you can make an informed decision.

What am I voting on?

Proposal 1:	The election of two Class III directors to serve until the 2024 annual meeting of stockholders.

Proposal 2:	An advisory proposal (non-binding) regarding the compensation of our named executive officers as disclosed in this Proxy Statement.

Proposal 3:	Ratification of the appointment of Weinberg & Company as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Who is entitled to vote at and attend the Annual Meeting?

Only stockholders of record at the close of business on June 1, 2021 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof.

Attendance at the Annual Meeting will be limited to stockholders or their proxy holders. If you are a proxy holder for a stockholder whose shares are registered in his or her name, you must provide a copy of the proxy from the stockholder of record. If you hold shares through a broker, bank or similar organization, you must provide a copy of the proxy from the broker or other agent. Each attendee must also present valid photo identification, such as a driver’s license or passport. Cameras, recording devices, and other electronic devices will not be permitted at the Annual Meeting.

How can I vote my shares?

Whether you hold shares as a stockholder of record or a beneficial owner, you may direct how your shares are voted without attending the 2021 Annual Meeting by the following means:

(1) By mail — Complete, sign and date the proxy card where indicated and return it in the prepaid envelope included with the proxy card. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted. If you are a beneficial owner of shares held in street name, you may vote by mail by completing, signing and dating the voting instructions in the notice provided by your broker, bank or other intermediary and mailing it in the accompanying pre-addressed envelope.

(2) By telephone — If you are a stockholder of record or a record holder that has shares of our common stock registered in their names with our transfer agent, American Stock Transfer, please submit your proxy by calling 1-800-690-6903 specified on your paper copy of the proxy card you received if you received a printed set of the proxy materials. If you are a beneficial owner, who owns shares that are held in ‘Street name” through a broker, bank or other intermediary, please submit your vote by calling 1-800-454-8683 specified on your voting instruction form. You must have your sixteen digit control number that appears on your proxy card or voting instruction form available when submitting your proxy over the telephone.

(3) By Internet — If you received a Notice of Internet Availability by mail, you can submit your proxy or voting instructions over the Internet by following the instructions provided in the Notice of Internet Availability. If you received a Notice of Internet Availability or proxy materials by email, you may submit your proxy or voting instructions over the Internet by following the instructions included in the email. If you received a printed set of the proxy materials by mail, including a paper copy of the proxy card or voting instruction form, you may submit your proxy or voting instructions over the Internet by following the instructions on the proxy card or voting instruction form.

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If your control number is not recognized, please refer to your proxy card or voting instruction form for specific voting instructions.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete, sign and return all proxy cards to ensure that all your shares are voted. Unless you need multiple accounts for specific purposes, it may be less confusing if you consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address.

What if I change my mind after I return my proxy card?

You may revoke your proxy card and change your vote by:

●	signing another proxy card with a later date and returning it before the polls close at the Annual Meeting; or

●	voting in person at the Annual Meeting.

However, if you hold your shares in street name, you must request a proxy from the person in whose name your shares are held, usually your stockbroker, to vote at the Annual Meeting.

Will my shares be voted if I do not return my proxy card?

If your shares are held in street name, your brokerage firm may vote your shares without your instructions only under certain circumstances.

Brokerage firms have authority under the rules of The New York Stock Exchange to vote customers’ unvoted shares on “routine” matters only. Under these rules, Proposals 1 and 2 are considered non-routine, so if you do not give your broker instructions, your shares will be treated as broker non-votes and will not be voted with respect to each of Proposals 1 and 2. Proposal 3 is considered a routine matter.

If you do not return a proxy card to vote your shares, your brokerage firm may either:

●	vote your shares on Proposal 3 only; or

●	leave your shares unvoted.

We encourage you to provide instructions to your brokerage firm by returning your proxy card. This ensures that your shares will be voted at the Annual Meeting with respect to all of the Proposals described in this Proxy Statement.

What constitutes a quorum?

Our Amended and Restated Bylaws (“Bylaws”), provide that the presence, in person or by proxy, at the Annual Meeting of the holders of a majority of outstanding shares of our common stock will constitute a quorum for the transaction of business.

For the purpose of determining the presence of a quorum, proxies marked “withhold authority” or “abstain” will be counted as present. Shares represented by proxies that include so-called broker non-votes (shares held by a broker or nominee that has no authority to vote upon a particular matter) also will be counted as shares present for purposes of establishing a quorum. On the record date, there were 36,480,038 shares of our common stock issued and outstanding.

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What are the voting rights of the holders of our common stock?

Holders of our common stock are entitled to one vote per share with respect to each of the matters to be presented at the Annual Meeting.

With respect to Proposal 1, the election of directors, there are two nominees, who will be elected by a plurality of the votes cast for such Class. You may vote “FOR” or “WITHHOLD AUTHORITY” with respect to each of the nominees. In tabulating the voting results for the election of directors, only “FOR” votes will be counted. Abstentions and broker non-votes will not be considered as votes cast on this proposal and therefore will not affect the outcome of this proposal.

With respect to each of Proposals 2 and 3, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Broker non-votes will have no effect on the outcome of Proposal 2 or 3. Abstentions will have the effect of a vote against Proposals 2 and 3, since the shares underlying an abstention will be counted as present at the Annual Meeting.

What happens if a director nominee is unable to stand for election?

Our board of directors may select a substitute nominee. If you have completed, signed and returned your proxy card, Ms. Newman and Mr. Caloz, or either of them, can vote your shares for the substitute nominee.

What are the board’s recommendations?

The recommendations of our board of directors are set forth together with the description of each Proposal in this Proxy Statement. In summary, our board of directors recommends a vote:

●	“FOR” election of two Class III directors as named in this Proxy Statement, as described in Proposal 1;

●	“FOR” the approval of the advisory proposal (non-binding) regarding the compensation of our named executive officers as disclosed in this Proxy Statement, as described in Proposal 2; and

●	“FOR” ratification of the appointment of Weinberg & Company as our independent registered public accounting firm for the year ending December 31, 2021, as described in Proposal 3.

Proxies

If the enclosed proxy card is executed, returned in time and not revoked, the shares represented thereby will be voted at the Annual Meeting and at any postponement or adjournment thereof in accordance with the directions indicated on the proxy card. IF NO DIRECTIONS ARE INDICATED, PROXIES WILL BE VOTED IN ACCORDANCE WITH OUR BOARD OF DIRECTORS’ RECOMMENDATIONS IN THIS PROXY STATEMENT AND, AS TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF, IN THE SOLE DISCRETION OF THE PROXIES.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed to third parties except as may be necessary to meet legal requirements.

Where do I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and publish the final results in a Form 8-K to be filed with the SEC. You may obtain a copy of the Form 8-K by contacting us at (310) 826-5648 or at an SEC public reference room. For the location of an SEC public reference room, please contact the SEC at (800) SEC-0330.

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You can also read the Form 8-K that will contain the voting results on the Internet at www.cytrx.com or through the SEC’s electronic data system called EDGAR at www.sec.gov.

How do I receive an annual report?

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Annual Report”) is being delivered with this Proxy Statement. The Annual Report is also available on our website at www.cytrx.com/investor-relations/sec-filings/ and on the SEC’s website at www.sec.gov. The Annual Report available on our website includes a letter to stockholders from our Chairman and Chief Executive Officer. Copies of exhibits to the Annual Report will be made available for a reasonable charge upon written request to CytRx Corporation, 11726 San Vicente Boulevard, Suite 650, Los Angeles, California 90049, Attention: Corporate Secretary.

We encourage you to review our periodic reports filed with the SEC, including, but not limited to, our most recent Quarterly Report on Form 10-Q filed on May 14, 2021.

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PROPOSAL 1

ELECTION OF DIRECTORS

Pursuant to our Bylaws, our board of directors has fixed the number of our directors at four. Our Restated Certificate of Incorporation and our Bylaws provide for the classification of our directors into three classes, which we refer to as Class I, Class II and Class III, with each Class to consist as nearly as possible of an equal number of directors. One Class of directors is to be elected at each annual meeting of stockholders to serve for a term of three years.

The board of directors has fixed as two to be elected to the board at this Annual Meeting. Effective May 21, 2021, Dr. Earl Brien resigned as a director of the Company. Our board of directors has nominated Dr. Jennifer K. Simpson for election as a Class III director to serve until the 2024 Annual Meeting of Stockholders and until her successor is duly elected and qualified. In addition, our board of directors has nominated Mr. Joel Caldwell for reelection to our Board.

Information concerning Dr. Simpson and Mr. Caldwell, as well as the directors whose terms of office will continue after the 2021 Annual Meeting, is set forth below. Each director’s age is indicated in parentheses after his or her name.

Class III — Nominee to Serve as Directors Until the 2024 Annual Meeting of Stockholders

Jennifer K. Simpson, Ph.D. (52) Dr. Simpson serves as President and Chief Executive Officer and as a member of the board of directors of Panbela Therapeutics since July 2020. She most recently served as President and Chief Executive Officer and as a member of the board of directors of Delcath Systems, Inc., an interventional oncology company, from 2015 to June 2020. She had previously held various other leadership roles at Delcath since 2012. From 2011 to 2012, Dr. Simpson served as Vice President, Global Marketing, Oncology Brand Lead at ImClone Systems, Inc. (a wholly owned subsidiary of Eli Lilly and Company), where she was responsible for all product commercialization activities and launch preparation for one of the late-stage assets. From 2009 to 2011, Dr. Simpson served as Vice President, Product Champion and from 2008 to 2009 as the Associate Vice President, Product Champion for ImClone’s product Ramucirumab. From 2006 to 2008, Dr. Simpson served as Product Director, Oncology Therapeutics Marketing at Ortho Biotech (now Janssen Biotech), a Pennsylvania-based biotech company that focuses on innovative solutions in immunology, oncology and nephrology. Earlier in her career, Dr. Simpson spent over a decade as a hematology/oncology nurse practitioner and educator. Dr. Simpson has served on the board of directors and nominating and corporate governance committee of Eagle Pharmaceuticals, Inc. since August 2019. She earned a Ph.D. in Epidemiology from the University of Pittsburgh, a M.S. in Nursing from the University of Rochester, and a B.S. in Nursing from the State University of New York at Buffalo. Her experience in the field of clinical development and oncology will be very helpful to the board and the Company.

Joel K. Caldwell (66) joined our board of directors and became the Chairman of the Audit Committee on July 12, 2017. He brings more than 30 years of experience in tax matters, finance and internal auditing. Mr. Caldwell retired from Southern California Edison, one of the nation’s largest public utilities, where he had been employed for 28 years in various executive-level accounting and finance positions covering Internal Audits, Executive Compensation, Long Term Finance, Employee Benefits and, most recently prior to his retirement, Sarbanes-Oxley Internal Controls Compliance. He also worked in public accounting at the firm of Arthur Andersen & Co. Mr. Caldwell volunteers his business skills, serving as a financial advisor on the board of trustees of a charitable organization, and continues his involvement with track and field sports by volunteering as a meet official at Pacific Palisades Charter High School. He holds B.S. and M.B.A. degrees from the University of California, Berkeley. Mr. Caldwell has been a Certified Public Accountant in California since 1982 and a Certified Internal Auditor since 1986. He is a member of both the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. His diverse background in accounting, auditing and finance will provide the board with a balanced perspective to enhance its stewardship of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE ELECTION

OF DR. SIMPSON AND MR. CALDWELL AS CLASS III DIRECTORS.

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Continuing Directors

The following is a description of the incumbent Class I and Class II directors whose terms of office will continue after the 2021 Annual Meeting:

Class I – Term Expiring at the 2022 Annual Meeting

Louis Ignarro, Ph.D. (80) has been a director since July 2002 and has served as the Chairman of the board’s Nomination and Governance Committee since March 9, 2015. Since December 2016, Dr. Ignarro also serves as the Company’s lead independent director and Chairman of the Compensation Committee. He previously served as a director of Global Genomics from November 2000 until 2002. Until his retirement as Professor Emeritus in 2013, Dr. Ignarro served as the Jerome J. Belzer, M.D. Distinguished Professor of Pharmacology in the Department of Molecular and Medical Pharmacology at the UCLA School of Medicine. He had been at the UCLA School of Medicine since 1985 as a professor, acting chairman and assistant dean. Dr. Ignarro received the Nobel Prize for Medicine in 1998, in recognition of his discoveries of the effects of nitric oxide on human physiology. Dr. Ignarro received a B.S. in pharmacy from Columbia University and his Ph.D. in Pharmacology from the University of Minnesota. As a Nobel Laureate and an esteemed medical researcher, Dr. Ignarro’s intellect and experience enables him to offer important scientific guidance to our board of directors.

Class II — Nominee to Serve as Director Until the 2023 Annual Meeting of Stockholders

Steven A. Kriegsman (79) has been CytRx’s Chief Executive Officer and a director since July 2002. In October 2014, he was elected Chairman of the Board. Mr. Kriegsman served on the boards of directors of Galena Biopharma, Inc. from 2009 until 2016 and Catasys, Inc. from November 2013 to August 2015. He previously served as Director and Chairman of Global Genomics from June 2000 until 2002. Mr. Kriegsman is an inactive Chairman and the founder of Kriegsman Capital Group LLC, a financial advisory firm specializing in the development of alternative sources of equity capital for emerging growth companies in the healthcare industry. During his career, he has advised such companies as SuperGen Inc., Closure Medical Corporation, Novoste Corporation, Miravant Medical Technologies, and Maxim Pharmaceuticals. In the past, Mr. Kriegsman has also served on the Board of Directors of Bradley Pharmaceuticals, Inc. and Hythiam, Inc. Mr. Kriegsman has a B.S. degree with honors from New York University in Accounting and completed the Executive Program in Mergers and Acquisitions at New York University, The Management Institute. Mr. Kriegsman is a graduate of the Stanford Law School Directors’ College.

Mr. Kriegsman was formerly a Certified Public Accountant with KPMG in New York City. In February 2006, Mr. Kriegsman received the Corporate Philanthropist of the Year Award from the Greater Los Angeles Chapter of the ALS Association and in October 2006, he received the Lou Gehrig Memorial Corporate Award from the Muscular Dystrophy Association. Mr. Kriegsman has been a guest speaker and lecturer at various universities including California Institute of Technology (Caltech), Brown University, and New York University. He also was an instructor at York College in Jamaica (Queens), NY, where he taught business to a diverse group of students in York’s adult education program. Mr. Kriegsman has been active in various charitable organizations including the Biotechnology Industry Organization, the California Health Institute, the ALS Association, the Los Angeles Venture Association, the Southern California Biomedical Council, the American Association of Dance Companies and the Palisades-Malibu YMCA. Mr. Kriegsman served in the US Army from 1963-1969.

Mr. Kriegsman’s extensive history as a member of management is vital to the board of directors’ collective knowledge of our day-to-day operations. He also provides great insight as to how CytRx grew as an organization and his institutional knowledge is an invaluable asset to the board of directors in effecting its oversight of CytRx’s strategic plans. Mr. Kriegsman’s presence on the board of directors allows for a flow of information and ideas between the board of directors and management.

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CORPORATE GOVERNANCE

Meetings of the Board of Directors and Committees

Board of Directors

The property, affairs and business of CytRx are conducted under the general supervision and management of our board of directors as called for under the laws of Delaware and our Bylaws. Mr. Kriegsman, our Chief Executive Officer, also serves as Chairman of our board of directors. Dr. Ignarro serves as our lead independent director. Our board of directors has established two standing committees, the Audit Committee and the Compensation Committee to provide effective oversight of the Company.

The board of directors held six meetings in 2020. Each of our current directors attended at least 75% of the meetings of the board and of board committees on which the director served during this period.

Director Independence

Our board of directors has determined that the newly nominated director, Dr. Simpson, and the incumbent nominee, Mr. Caldwell, as well as the continuing director, Dr. Ignarro, are “independent” under the current independence standards of the OTC Markets, and have no material relationships with us (either directly or as a partner, shareholder or officer of any entity) that are inconsistent with a finding of their independence as members of our board of directors. Our board has determined that the directors mentioned above also met the higher standards of the OTC Markets of “independence” for purposes of service as the members of our Audit Committee. In making these determinations, our board of directors has broadly considered all relevant facts and circumstances, recognizing that material relationships can include commercial, banking, consulting, legal, accounting, and familial relationships, among others.

The following table provides information concerning the current membership of our board committees:

Name	Audit Committee	Compensation Committee
Louis J. Ignarro, Ph.D. (Lead Director)	●	Chair

Mr. Joel Caldwell, CPA	Chair	●

Audit Committee

Our board of directors has determined that each of the current members of the Audit Committee is “independent” under the current independence standards of the OTC Markets. Our board of directors has also determined that Mr. Caldwell is an audit committee financial expert.

The Audit Committee’s responsibilities include oversight activities described below under the “Report of the Audit Committee.” The Audit Committee reviews our financial structure, policies and procedures, appoints our independent registered public accounting firm, reviews with our independent registered public accounting firm the plans and results of the audit engagement, approves audit and permitted non-audit services provided by our independent registered public accounting firm, reviews the independence of our independent registered public accountants and reviews the adequacy of our internal accounting controls as well as of our ethics programs.

The Audit Committee has discussed with our independent registered public accounting firm the firm’s independence from management and us, including the matters in the written disclosures required by the Independence Standards board and considered the compatibility of permitted non-audit services with the auditors’ independence.

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Audit Committee Report

Set forth below is the Audit Committee Report:

The following Report does not constitute soliciting material and should not be considered or deemed filed, or incorporated by reference into any filing, by us with the SEC, except to the extent we specifically incorporate this Report by reference.

The primary function of the Audit Committee is to assist the board of directors in fulfilling its oversight responsibilities relating to:

●	The quality and integrity of our financial statements and reports.

●	Our independent registered public accounting firm’s qualifications and independence.

●	The performance of our internal audit function and our independent auditors.

●	Compliance with our disclosure policy and applicable federal and state laws, including Delaware’s duty of disclosure.

The Audit Committee operates under a written charter adopted by our board of directors, a copy of which is available on our website at www.cytrx.com.

The Audit Committee’s primary duties and responsibilities are to:

●	Serve as an independent and objective party to monitor our financial reporting process and internal control system.

●	Review and appraise the audit efforts of our independent accountants and internal audit function.

●	Provide an open avenue of communication among the independent accountants, our management and the board of directors.

The Audit Committee provides assistance to the board of directors in fulfilling its oversight responsibility to the stockholders, the investment community and others relating to our financial statements and the financial reporting process, our disclosure policy, our systems of internal accounting and financial controls, our internal audit function, the annual independent audit of our financial statements and the ethics programs established by our management and the board of directors. The Audit Committee has the sole authority (subject, if applicable, to stockholder ratification) to appoint or replace the outside auditors and is directly responsible for determining the compensation of the independent auditors. The Audit Committee also receives reports from the Disclosure Committee and Director of Communications Compliance.

The Audit Committee must pre-approve all auditing services and all permitted non-auditing services to be provided by the outside auditors. In general, the Audit Committee’s policy is to grant such approval where it determines that the non-audit services are not incompatible with maintaining the auditors’ independence and there are cost or other efficiencies in obtaining such services from the auditors as compared to other possible providers. During 2020, the Audit Committee approved all of the audit and non-audit services proposals submitted to it.

The Audit Committee met four times during 2020. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention, with full access to all of our books, records, facilities and personnel, and to retain its own legal counsel and other advisers as it deems necessary or appropriate.

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As part of its oversight of our financial statements, the Audit Committee reviews and discusses with both management and its outside auditors our interim financial statements and annual audited financial statements that are included in our Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, respectively. Our management advised the Audit Committee in each case that all such financial statements were prepared in accordance with accounting principles generally accepted in the United States and reviewed significant accounting issues with the Audit Committee. These reviews included discussion with the outside auditors of matters required to be discussed under applicable rules, regulations and U.S. generally accepted auditing standards (including Auditing Standard No. 1301, “Communications with Audit Committees” as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee has retained Weinberg & Company since June 2019 to audit our financial statements. The Audit Committee also has selected Weinberg & Company as our independent registered public accounting firm for fiscal 2021.

The Audit Committee discussed with Weinberg & Company, which audited our annual financial statements for 2020, matters relating to its independence, including a review of audit and non-audit fees and the letter and written disclosures made by Weinberg & Company to the Audit Committee as required by the PCAOB.

In addition, the Audit Committee reviewed initiatives aimed at strengthening the effectiveness of CytRx’s internal control structure. As part of this process, the Audit Committee continues to monitor and review staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

Taking all of these reviews and discussions into account, the Audit Committee recommended to our board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC.

Respectfully submitted,

Audit Committee:

Joel Caldwell, CPA, Chair
Louis Ignarro, Ph.D.

Compensation Committee

The Compensation Committee is authorized to determine the annual salaries and bonuses of our officers and to make and approve in its sole discretion, stock option grants and other discretionary awards under our stock option or other equity incentive plans to all persons who are Board members or officers, and shall approve the amount of stock options annually granted to staff. The Committee also is authorized to interpret our stock option plans, to prescribe, amend and rescind rules and regulations relating to the plans, to determine the term and provisions of the respective option agreements, and to make all other determinations deemed necessary or advisable for the administration of the plans. The Compensation Committee is also authorized to approve all special perquisites, special cash payments and other special compensation and benefit arrangements for officers The Compensation Committee operates pursuant to a written charter a copy of which is available on our website at www.cytrx.com. Our board of directors has determined that each of the current members of the Compensation Committee, Dr. Ignarro and Mr. Caldwell, are “independent” under the current independence standards of the OTC Markets for purposes of service on the Compensation Committee.

The Compensation Committee has reviewed our compensation policies and practices for all employees, including our named executive officers, as they relate to risk management practices and risk-taking incentives, and has determined that there are no risks arising from these policies and practices that are reasonably likely to have a material adverse effect on us.

The Compensation Committee held one meeting during 2020.

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Stockholder Recommendations of Director Candidates

The policy of the board of directors is that a stockholder wishing to submit recommendations for director candidates for consideration as nominees of the board of directors for election at an annual meeting of shareholders must do so in writing no later than 120 days nor more than 150 days before the anniversary of the mailing date of the previous year’s proxy statement. The written recommendation must include the following information:

●	A statement that the writer is a stockholder and is proposing a candidate for consideration, and include the name and address of the stockholder and the number of shares of our common stock which the stockholder owns beneficially or of record.

●	The name and contact information for the candidate.

●	A statement of the candidate’s business and educational experience.

●	The number of shares of our common stock, if any, owned either beneficially or of record by the candidate and the length of time such shares have been so owned.

●	The written consent of the candidate to serve as a director if nominated and elected.

●	Information regarding any relationship or understanding between the proposing stockholder and the candidate.

●	A statement that the proposed candidate has agreed to furnish us all information as we deem necessary to evaluate such candidate’s qualifications to serve as a director.

Any recommendations in proper form received from stockholders will be evaluated in the same manner that potential nominees recommended by our board members or management are evaluated.

Stockholder Nominations of Directors

Our Bylaws specify the procedures by which stockholders may nominate director candidates directly, as opposed to merely recommending a director candidate to the board of directors as described above. Any stockholder nominations must comply with the requirements of our Bylaws and should be addressed to: Corporate Secretary, CytRx Corporation, 11726 San Vicente Boulevard, Suite 650, Los Angeles, California 90049. Any stockholder making a nomination must do so in writing no later than 120 days nor more than 150 days before the anniversary of the mailing date of the previous year’s proxy statement for stockholder proposals.

Stockholder Communication with Board Members

Stockholders who wish to communicate with our board members may contact us by telephone, facsimile or regular mail at our principal executive office. Written stockholder communications specifically marked as a communication for our board of directors or a particular director, will be forwarded unopened to the Chairman of the Board or to the particular director to which they are addressed, or presented to the full board or the particular director at the next regularly scheduled board meeting. In addition, stockholder communications received by us via telephone or facsimile for our board of directors or a particular director will be forwarded to our board or the particular director by an appropriate officer.

Code of Ethics

We have adopted a Code of Ethics applicable to all employees, including our principal executive officer, principal financial officer and principal accounting officer, a copy of which is available on our website at www.cytrx.com. We will furnish, without charge, a copy of our Code of Ethics upon request. Such requests should be directed to Attention: Corporate Secretary, 11726 San Vicente Boulevard, Suite 650, Los Angeles, California, or by telephone at 310-826-5648.

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Board Leadership Structure

On October 15, 2014, our board of directors appointed Mr. Kriegsman as Chairman of the Board. The Chairman of the Board presides at all meetings of our board of directors (but not at its executive sessions) and exercises and performs such other powers and duties as may be assigned to him from time to time by the board or prescribed by our amended and restated bylaws.

Our board of directors has no established policy on whether it should be led by a Chairman who is also the Chief Executive Officer, but periodically considers whether combining, or separating, the role of Chairman and Chief Executive Officer is appropriate. At this time, our board is committed to the combined role given the circumstances of our Company, including Mr. Kriegsman’s knowledge of the pharmaceutical industry and our Company’s strategy. Our board believes that having a Chairman who also serves as the Chief Executive Officer allows timely communication with our board on company strategy and critical business issues, facilitates bringing key strategic and business issues and risks to the board’s attention, avoids ambiguity in leadership within the Company, provides a unified leadership voice externally and clarifies accountability for Company business decisions and initiatives. In December 2016, Dr. Ignarro was appointed as an independent Lead Director to act as a liaison between the Chairman of the Board and the independent directors. The board will continue to assess whether this leadership structure is appropriate and will adjust it as it deems appropriate.

Board of Directors’ Role in Risk Oversight

In connection with its oversight responsibilities, our board of directors, including the Audit Committee, periodically assesses the significant risks that we face. These risks include, but are not limited to, financial, technological, competitive, and operational risks. Our board of directors administers its risk oversight responsibilities through our Chief Executive Officer and Chief Financial Officer, who review and assess the operations of our business as well as operating management’s identification, assessment and mitigation of the material risks affecting our operations.

Transactions with Related Persons

General

Our Audit Committee is responsible for reviewing and approving, as appropriate, all transactions with related persons, in accordance with its Charter.

Transactions between us and one or more related persons may present risks or conflicts of interest or the appearance of conflicts of interest. Our Code of Ethics requires all employees, officers and directors to avoid activities or relationships that conflict, or may be perceived to conflict, with our interests or adversely affect our reputation. It is understood, however, that certain relationships or transactions may arise that would be deemed acceptable and appropriate so long as there is full disclosure of the interest of the related parties in the transaction and review and approval by disinterested directors to ensure there is a legitimate business reason for the transaction and that the transaction is fair to us and our stockholders.

As a result, the procedures followed by the Audit Committee to evaluate transactions with related persons require:

●	That all related person transactions, all material terms of the transactions, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction must be communicated to the Audit Committee; and

●	That all related person transactions, and any material amendment or modification to any related person transaction, be reviewed and approved or ratified by the Audit Committee.

Our Audit Committee will evaluate related person transactions based on:

●	Information provided by members of our board of directors in connection with the required annual evaluation of director independence;

●	Pertinent responses to the Directors’ and Officers’ Questionnaires submitted periodically by our officers and directors and provided to the Audit Committee by our management;

●	Background information on nominees for director provided by our board of directors; and

●	Any other relevant information provided by any of our directors or officers.

In connection with its review and approval or ratification, if appropriate, of any related person transaction, our Audit Committee is to consider whether the transaction will compromise standards included in our Code of Ethics. In the case of any related person transaction involving an outside director or nominee for director, the Audit Committee also is to consider whether the transaction will compromise the director’s status as an independent director as prescribed in the standards of the OTC Markets pertaining to companies listed on OTCQB.

There were no related person transactions in 2020.

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Applicable Definitions

For purposes of our Audit Committee’s review:

●	“Related person” has the meaning given to such term in Item 404(a) of Securities and Exchange Commission Regulation S-K (“Item 404(a)”); and

●	“Related person transaction” means any transaction for which disclosure is required under the terms of Item 404(a) involving us and any related persons.

Board Member Attendance at Annual Meetings

Our Governance Guidelines state that our directors are expected to attend the Company’s annual meeting of stockholders. However, due to the COVID-19 pandemic, our directors did not attend the 2020 Annual Meeting in person.

Delinquent Section 16(a) Reports

Each of our executive officers and directors and persons who owns more than 10% of our outstanding shares of common stock is required under Section 16(a) of the Securities Exchange Act to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and to furnish us with copies of those reports. Based solely on our review of copies of reports we have received and written representations from certain reporting persons, we believe that our directors and executive officers and greater than 10% shareholders for 2020 timely complied with all applicable Section 16(a) filing requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based solely upon information made available to us, the following table sets forth information with respect to the beneficial ownership of our common stock as of June 14, 2021 by: (1) each person who is known by us to beneficially own more than five percent of our common stock; (2) each of our directors; (3) our named executive officers listed in the Summary Compensation Table under the caption “Executive Compensation”; and (4) all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the SEC rules. Shares of common stock subject to warrants or options that are presently exercisable, or exercisable within 60 days of June 14, 2021, which are indicated by footnote, are deemed outstanding in computing the percentage ownership of the person holding the options, but not in computing the percentage ownership of any other person. Except as otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares of common stock shown, subject to applicable community property laws. An asterisk (*) represents beneficial ownership of less than 1%.

	Shares of Common Stock
Name of Beneficial Owner	Number		Percent
Named Executive Officers and Directors
Louis Ignarro, Ph.D.	599,594	(1)	1.6%
Steven A. Kriegsman	3,667,541	(2)	9.8%
Earl W. Brien, M.D.	590,247	(3)	1.6%
Joel Caldwell	335,373	(4)	* %
John Y. Caloz.	597,186	(5)	1.6%
All executive officers and directors as a group (five persons)	5,789,942	(6)	15.0%

Name and Address of 5% Beneficial Owners
ImmunityBio, Inc.	1,969,697	(7)	5.4%
9920 Jefferson Blvd.
Culver City, CA 90232

(1)	Includes 169,048 shares subject to options.
(2)	Includes 957,008 shares subject to options.
(3)	Includes 430,000 shares subject to options.
(4)	Includes 60,000 shares subject to options.
(5)	Includes 596,429 shares subject to options.
(6)	Includes 2,212,485 shares subject to options.
(7)	Based on a Schedule 13F dated June 6, 2019.

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Executive Officers

Set forth below is information regarding our current executive officers (other than information relating to Steven A. Kriegsman, our Chairman and Chief Executive Officer, which is set forth above under “Continuing Directors”). Each officer’s age is indicated in parentheses after his name.

John Y. Caloz (69) joined us in October 2007 as our Chief Accounting Officer. In January 2009 Mr. Caloz was named Chief Financial Officer. In August 2020 he was named Senior Vice President. He has a history of providing senior financial leadership in the life sciences sector, as Chief Financial Officer of Occulogix, Inc, a NASDAQ listed, medical therapy company. Prior to that, Mr. Caloz served as Chief Financial Officer of IRIS International Inc., a Chatsworth, CA based medical device manufacturer. He served as Chief Financial Officer of San Francisco-based Synarc, Inc., a medical imaging company, and from 1993 to 1999 he was Senior Vice President, Finance and Chief Financial Officer of Phoenix International Life Sciences Inc. of Montreal, Canada, which was acquired by MDS Inc. in 1999. Mr. Caloz was a partner at Rooney, Greig, Whitrod, Filion & Associates of Saint Laurent, Quebec, Canada, a firm of Chartered Accountants specializing in research and development and high-tech companies, from 1983 to 1993. Mr. Caloz, a Chartered Professional Accountant and Chartered Accountant, holds a degree in Accounting from York University, Toronto, Canada.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents summary information concerning all compensation paid or accrued by us for services rendered in all capacities during 2020 and 2019 by Steven A. Kriegsman and John Y. Caloz, who served as our principal executive officer and principal financial officer, respectively, during the year ended December 31, 2020 (collectively, the “named executive officers”):

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	All Other Compensation ($)(2)	Total ($)

Steven A. Kriegsman
Chief Executive Officer	2020	850,000	150,000	—	13,700	1,013,700
	2019	850,000	190,000	654,000	13,700	1,707,700

John Y. Caloz
Chief Financial Officer, Treasurer and Senior Vice President	2020	400,000	100,000	—	—	500,000
	2019	400,000	100,000	76,300	—	576,300

(1)	The values shown in this column represent the aggregate grant date fair value of equity-based awards granted during the fiscal year in accordance with ASC 718, “Share Based-Payment.” The fair value of the stock options at the date of grant was estimated using the Black-Scholes option-pricing model, based on the assumptions described in Note 10 of the Notes to Financial Statements included in the 2020 Annual Report.

(2)	Represents life insurance premiums.

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2008 Stock Incentive Plan and the 2019 Stock Incentive Plan

The purpose of our 2008 Stock Incentive Plan, or 2008 Plan, and our 2019 Stock Incentive Plan, or 2019 Plan, is to promote our success and enhance our value by linking the personal interests of our employees, officers, consultants and directors to those of our stockholders. The 2008 Plan was adopted by our board of directors on November 21, 2008 and by our stockholders on July 1, 2009 with certain amendments to that Plan having been subsequently approved by our board of directors and stockholders. The 2019 Plan was adopted by our board of directors on November 15, 2019.

2008 Plan and the 2019 Plan Descriptions

The 2008 Plan and the 2019 Plan, or the Plans, are administered by the Compensation Committee of our board of directors. The Compensation Committee has the power, authority and discretion to:

●	designate participants;

●	determine the types of awards to grant to each participant and the number, terms and conditions of any award;

●	establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

●	make all other decisions and determinations that may be required under, or as the Compensation Committee deems necessary or advisable to administer, the Plan.

Awards under the 2008 Plan

The 2008 Plan expired on November 20, 2018, and thus no shares are available for future grant under the 2008 Plan.

Awards under the 2019 Plan

The following is a summary of description of financial instruments that may be granted to participants in our 2019 Plan by the Compensation Committee of our board of directors.

Stock Options. The Compensation Committee is authorized to grant only non-qualified stock options. The terms of any incentive stock option must meet the requirements of Section 422 of the Internal Revenue Code. The exercise price of an option may not be less than the fair market value of the underlying stock on the date of grant, and no option may have a term of more than 10 years from the grant date.

Restricted Stock. The Compensation Committee may make awards of restricted stock, which will be subject to forfeiture to us and other restrictions as the Compensation Committee may impose.

Stock Bonus Awards. The Compensation Committee may make awards of stock bonus awards in consideration for past services actually rendered, which will be subject to repurchase by us and such other terms as the Compensation Committee may impose.

Limitations on Transfer; Beneficiaries. Stock Option awards under the 2019 Plan may generally not be transferred or assigned by participants other than by will or the laws of descent and distribution. Awards of Restricted Stock or Stock Bonus awards may be transferred or assigned only upon such terms and conditions as set forth in the award agreement or as determined by the Compensation Committee in its discretion.

Acceleration Upon Certain Events. In the event of a “Corporate Transaction” as defined in the 2019 Plan, all outstanding options will become fully vested, subject to the holder’s consent with respect to incentive stock options, and exercisable and all restrictions on all outstanding awards will lapse. Unless the surviving or acquiring entity assumes the awards in the Corporate Transaction or the stock award agreement provides otherwise, the stock awards will terminate if not exercised at or prior to the Corporate Transaction.

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Termination and Amendment

Our board of directors or the Compensation Committee may, at any time and from time to time, terminate or amend the 2019 Plan without stockholder approval; provided, however, that our board or the Compensation Committee may condition any amendment on the approval of our stockholders if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No termination or amendment of the Plans may adversely affect any award previously granted without the written consent of the participants affected. The Compensation Committee may amend any outstanding award without the approval of the participants affected, except that no such amendment may diminish or impair the value of an award.

Holdings of Previously Awarded Equity

Equity awards held as of December 31, 2020 by each of our named executive officers were issued under our 2008 Plan and our 2019 Plan. The following table sets forth outstanding equity awards held by our named executive officers as of December 31, 2020:

2020 Outstanding Equity Awards at Fiscal Year-End

	Option Awards
	Number of Securities Underlying Unexercised Options (#)			Option Exercise	Option Expiration
Name	Exercisable		Unexercisable	Price ($)	Date
Steven A. Kriegsman
President and Chief Executive Officer	208,334		—	1.75	12/14/27
	208,334		—	2.58	12/14/26
	166,666		—	14.64	12/14/25
	100,000		—	12.90	12/09/24
	154,167	(1)	—	27.96	12/09/23
	12,363		—	14.76	3/07/23
	83,334		—	10.98	12/10/22
	23,810		—	13.02	12/11/21

John Y. Caloz
Chief Financial Officer, Treasurer and Senior Vice President	350,000		—	0.26	12/12/29
	58,333		—	1.75	12/14/27
	58,333		—	2.58	12/14/26
	50,000		—	14.64	12/14/25
	33,334		—	12.90	12/14/24
	25,000	(1)	—	27.96	12/09/23
	16,667		—	10.98	12/10/22
	4,762		—	13.02	12/11/21

(1)	The options were re-priced from $14.34 to $27.96 on June 1, 2015, with no change to the expiration date of the options.

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Employment Agreements and Potential Payment upon Termination or Change in Control

Employment Agreement with Steven A. Kriegsman

On December 13, 2019, CytRx entered into a First Amendment to Amended and Restated Employment Agreement with Mr. Kriegsman pursuant to his continued employment as Chief Executive Officer. The employment agreement, as amended, will expire on December 31, 2024 but will automatically renew following the expiration date for successive additional one-year periods, unless either Mr. Kriegsman or we elect not to renew it.

Under his employment agreement, Mr. Kriegsman is currently entitled to receive a base salary of $850,000. Our board of directors (or its Compensation Committee) reviews the base salary annually and may increase (but not decrease) it in its sole discretion. In addition to his annual salary, Mr. Kriegsman is eligible to receive an annual bonus as determined by our board of directors (or its Compensation Committee) in its sole discretion, but not to be less than $150,000, and Mr. Kriegsman received a grant of fully-vested stock options to purchase 3,000,000 shares of Common Stock in connection with the First Amendment. In addition, Mr. Kriegsman, during his lifetime, and thereafter to his heirs, is entitled to receive payments equal to ten percent (10%) of the gross milestone and royalty payments received by the Company from Orphazyme A/S (or its successor or assigns) in respect of Arimoclomol and certain covered diseases following the sale of certain assets relating to the Company’s molecular chaperone regulation technology to Orphazyme pursuant to the Asset Purchase Agreement, dated May 13, 2011, less any applicable tax withholdings.

Mr. Kriegsman is eligible to receive additional grants of options to purchase shares of our common stock. The number and terms of those options, including the vesting schedule, will be determined by our board of directors (or its Compensation Committee) in its sole discretion. In his employment agreement, however, we have agreed that all stock options held by Mr. Kriegsman will provide for (a) vesting, in full, of the stock options in the event of, and upon, FDA approval to market aldoxorubicin and in the event of the termination of Mr. Kriegsman’s employment by us without “cause” or due to his “disability,” his resignation for “good reason” or his death and (b) the extended exercisability for their full term of all vested options in the event of the termination of his employment by us without “cause,” his resignation for “good reason,” due to his disability or his death.

In Mr. Kriegsman’s employment agreement, we have agreed that, if he is made a party, or threatened to be made a party, to a suit or proceeding by reason of his service to us, we will indemnify and hold him harmless from all costs and expenses to the fullest extent permitted or authorized by our certificate of incorporation or bylaws, or any resolution of our board of directors, to the extent not inconsistent with Delaware law. We also have agreed to advance to Mr. Kriegsman such costs and expenses upon his request if he undertakes to repay such advances if it ultimately is determined that he is not entitled to indemnification with respect to the same. These employment agreement provisions are not exclusive of any other rights to indemnification to which Mr. Kriegsman may be entitled and are in addition to any rights he may have under any policy of insurance maintained by us.

If his employment agreement is not renewed by us or by Mr. Kriegsman, or in the event we terminate Mr. Kriegsman’s employment without “cause” (as defined), or if Mr. Kriegsman terminates his employment with “good reason” (as defined), in either case whether during or following the term of his employment agreement (i) we have agreed to pay Mr. Kriegsman a lump-sum equal to his salary and prorated minimum annual bonus through to his date of termination, plus his salary and minimum annual bonus for a period of three years after his termination date, or until the expiration of the employment agreement, whichever is later, (ii) he will be entitled to immediate vesting of all stock options or other awards based on our equity securities, and (iii) he will also be entitled to continuation of his life insurance premium payments and continued participation in any of our health plans through to the later of the expiration of the amended and restated employment agreement or three years following his termination date. Mr. Kriegsman will have no obligation in such events to seek new employment or offset the severance payments to him by any compensation received from any subsequent reemployment by another employer.

Under Mr. Kriegsman’s employment agreement, he and his affiliated company, The Kriegsman Group LLC, are to provide us during the term of his employment with the first opportunity to conduct or take action with respect to any acquisition opportunity or any other potential transaction identified by them within the biotech, pharmaceutical or health care industries and that is within the scope of the business plan adopted by our board of directors. Mr. Kriegsman’s employment agreement also contains confidentiality provisions relating to our trade secrets and any other proprietary or confidential information, which provisions shall remain in effect for five years after the expiration of the employment agreement with respect to proprietary or confidential information and for so long as our trade secrets remain trade secrets.

Potential Payment in Connection with Change in Control for Steven A. Kriegsman

Mr. Kriegsman’s employment agreement contains no provision for payment to him upon the event of a change in control of the company. If, however, a change in control (as defined in our 2000 Plan or our 2008 Plan) occurs and within two years after the date on which the change in control occurs, Mr. Kriegsman’s employment is terminated by us without “cause” or by him for “good reason” (each as defined in his employment agreement), in either case, whether during or following the term of his employment agreement, then, in addition to the severance benefits described above, Mr. Kriegsman would be entitled to continued participation, for a period of thirty-six months that commences on the date of termination, of health plan benefits and with COBRA benefits commencing thereafter. To the extent that any payment or distribution of any type by us to or for the benefit of Mr. Kriegsman resulting from the termination of his employment is or will be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, we have agreed to pay Mr. Kriegsman, prior to the time the excise tax is payable with respect to any such payment (through withholding or otherwise), an additional amount that, after the imposition of all income, employment, excise and other taxes, penalties and interest thereon, is equal to the sum of (i) the excise tax on such payments plus (ii) any penalty and interest assessments associated with such excise tax.

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Employment Agreement with John Y. Caloz

John Y. Caloz is employed as our Chief Financial Officer, Treasurer and Senior Vice President pursuant to an employment agreement dated as of January 8, 2021 that is to expire on December 31, 2021. Mr. Caloz is paid an annual base salary of $400,000 and is eligible to receive an annual bonus as determined by our board of directors (or our Compensation Committee) in its sole discretion. In the event we terminate Mr. Caloz’s employment without cause (as defined), we have agreed to pay him a lump-sum equal to his accrued but unpaid salary and vacation, plus an amount equal to six months’ salary under his employment agreement.

We agree in Mr. Caloz’s employment agreement that if we do not offer to renew or extend his employment agreement, and that his employment had not theretofore been terminated, we will continue to pay him his annual salary thereunder during the period commencing upon expiration of his employment agreement and ending on June 30, 2022.

Quantification of Termination Payments and Benefits

The table below reflects the amount of compensation to each of our named executive officers in the event of termination of such executive’s employment without “cause” or his resignation for “good reason,” termination following a change in control and termination upon the executive’s death of permanent disability. The named executive officers are not entitled to any payments other than accrued compensation and benefits in the event of their voluntary resignation. The amounts shown in the table below assume that such termination was effective as of December 31, 2020, and thus includes amounts earned through such time, and are estimates only of the amounts that would be payable to the executives. The actual amounts to be paid will be determined upon the occurrence of the events indicated.

Termination Payments and Benefits

		Termination w/o Cause or, for Mr. Kriegsman, for Good Reason
Name	Benefit	Before Change in Control ($)	After Change in Control ($)	Death ($)	Disability ($)	Change in Control ($)
Steven A. Kriegsman	Severance Payment (4)	5,950,000	5,950,000	5,950,000	5,950,000	—
Chief Executive Officer	Stock Options	—	—	—	—	—
	Health Insurance (1)	188,000	192,000	192,000	192,000	—
	Life Insurance (1)	95,700	95,700	—	95,700	—
	Bonus	1,050,000	1,050,000	1,050,000	1,050,000	—
	Tax Gross Up (2)	—	—	—	—	—
John Y. Caloz
Chief Financial Officer and Senior Vice President	Severance Payment (4)	200,000	400,000	—	—	—
	Stock Options	—	—	—	—	—
	Health Insurance	—	—	9,200	9,200	—

(1)	Represents the cost as of December 31, 2020 for benefits provided to Mr. Kriegsman for a period of seven years.

(2)	This table reflects the terms of Mr. Kriegsman’s amended and restated employment agreement dated as of December 13, 2019. Mr. Kriegsman’s employment agreement provides that if a change in control (as defined in his employment agreement) occurs during the term of the employment agreement, and if, during the term and within three years after the date on which the change in control occurs, Mr. Kriegsman’s employment is terminated by us without “cause” or by him for “good reason” (each as defined in their respective employment agreement), then, to the extent that any payment or distribution of any type by us to or for the benefit of Mr. Kriegsman resulting from the termination of his respective employment is or will be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, we will pay Mr. Kriegsman prior to the time the excise tax is payable with respect to any such payment (through withholding or otherwise), an additional amount that, after the imposition of all income, employment, excise and other taxes, penalties and interest thereon, is equal to the sum of (i) the excise tax on such payments plus (ii) any penalty and interest assessments associated with such excise tax. Based on Mr. Kriegsman’s past compensation and the estimated payment that would result from a termination of employment following a change in control, we have estimated that a gross-up payment would not be required. “Good reason” as defined in Mr. Kriegsman’s employment agreement includes any change in Mr. Kriegsman’s duties or title, as applicable, that are inconsistent with his respective positions. Mr. Kriegsman’s employment agreement provides that, if the employment agreement is not renewed by us or by Mr. Kriegsman upon the expiration of its term on December 31, 2024, Mr. Kriegsman will be entitled to the termination payments and benefits described above.

(4)	Severance payments are prescribed by our employment agreements with the named executive officer and represent a factor of their annual base compensation of six months, except for Mr. Kriegsman, which is the later of December 2024, the expiration of his agreement, plus three years.

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COMPENSATION OF DIRECTORS

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our board of directors. Directors who also are employees of our company currently receive no compensation for their service as directors or as members of board committees. In setting director compensation, we consider the significant amount of time that directors dedicate to the fulfillment of their director responsibilities, as well as the competency and skills required of members of our board. The directors’ compensation schedule has been in place since December 2013. The directors’ annual compensation year begins with the annual election of directors at the annual meeting of stockholders. The annual retainer year period has been in place for directors since 2003. Periodically, our board of directors reviews our director compensation policies and, from time to time, makes changes to such policies based on various criteria the board deems relevant.

During 2020, our non-employee directors received a quarterly retainer of $6,000 (plus an additional $5,000 for the Chairmen of the Audit and Compensation Committees and an additional retainer of $6,250 for the lead director), a fee of $4,000 for each board meeting attended ($750 for board actions taken by unanimous written consent) and $3,000 for each meeting of the Audit Committee and Compensation Committee attended. Non-employee directors who serve as the chairman of a board committee received an additional $2,500 for each meeting of the Audit or Compensation Committees attended.

The following table sets forth the compensation paid to our non-employee directors for 2020:

Director Compensation Table

Name (1) (4)	Fees Earned or Paid in Cash ($) (2)	Total ($)
Louis Ignarro, Ph.D., Lead Director	87,750	87,750
Earl Brien, M.D., Director (3)	40,000	40,000
Joel Caldwell, Director	78,000	78,000

(1)	Steven A. Kriegsman does not receive additional compensation for his role as Chairman of the Board. For information relating to Mr. Kriegsman’s compensation as Chief Executive Officer, see the Summary Compensation Table above.
(2)	The amounts in this column represent cash payments made to Non-Employee Directors for annual retainer fees, committee and/or chairmanship fees and meeting fees during the year.
(3)	Dr. Brien resigned as a director on May 21, 2021.
(4)	Dr. Ignarro, Dr. Brien and Mr. Caldwell currently hold 169,048 and 430,000 and 60,000 stock options to purchase common shares, respectively.

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PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 entitles our stockholders to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. Please refer to the discussion under “Executive Compensation” for a description of the compensation of our named executive officers.

We are asking for stockholder approval of the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules, which include the compensation disclosed under “Executive Compensation,” the compensation tables and the related narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation policies and practices described in this Proxy Statement.

This vote is advisory in nature and therefore not binding on us, our Compensation Committee or our board of directors. Our Compensation Committee and our board, however, value the opinions of our stockholders. To the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider the stockholders’ concerns, and our Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The board of directors recommends that you vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement for the 2021 Annual Meeting pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby approved.”

Vote Required

The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to be voted on Proposal 2 at the Annual Meeting is required for advisory approval of the Proposal.

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

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PROPOSAL 3

RATIFICATION OF APPOINTMENT OF WEINBERG & CO AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Weinberg & Co (“Weinberg”)

Weinberg & Co, or Weinberg, has served as our independent registered public accounting firm effective June 21, 2019. The Audit Committee has selected Weinberg to serve as our independent registered public accounting firm for the year ending December 31, 2021. Weinberg does not have and has not had any financial interest, direct or indirect, in CytRx, and does not have and has not had any connection with CytRx except in its professional capacity as our independent auditors. The ratification by our stockholders of the appointment of Weinberg is not required by law or by our Bylaws. Our board of directors, consistent with the practice of many publicly held corporations, is nevertheless submitting this appointment for ratification by the stockholders. If this appointment is not ratified at the Annual Meeting, the Audit Committee intends to reconsider its appointment of Weinberg. Even if the appointment is ratified, the Audit Committee in its sole discretion may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Committee determines that such a change would be in the best interests of CytRx and its stockholders.

Any material non-audit services to be provided by Weinberg are subject to the prior approval of the Audit Committee. In general, the Audit Committee’s policy is to grant such approval where it determines that the non-audit services are not incompatible with maintaining the independent registered public accounting firm’s independence and there are cost or other efficiencies in obtaining such services from the independent registered public accounting firm as compared to other possible providers.

We expect that representatives of Weinberg will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Replacement of Prior Accounting Firm in 2019

The Company first engaged Weinberg as its independent registered public accounting firm effective June 21, 2019 upon the approval of the Audit Committee of the Board of Directors, which dismissed BDO from that role. BDO’s reports on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2018and 2017 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that BDO’s report on the consolidated financial statements of the Company as of and for the years ended December 31, 2018 and 2017 contained a separate paragraph stating that “As discussed in Note 2 to the consolidated financial statements, the Company changed its method for recognizing revenue from contracts with customers effective January 1, 2018 as a result of adopting Accounting Standards Codification 606 – Revenue from Contracts with Customers”.

During the fiscal years ended December 31, 2018 and 2017, there were (i) no “disagreements” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the subject matter of any such disagreement in connection with its reports for such years and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K during the two most recent fiscal years.

During the fiscal years ended December 31, 2018 and 2017, neither the Company nor anyone on its behalf had consulted with Weinberg regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements and neither a written report nor oral advice was provided to the Company that Weinberg concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (III) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

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Audit Fees

The fees for 2020 from Weinberg for professional services rendered in connection with the audit of our annual consolidated financial statements and reviews of our unaudited consolidated financial statements and Form S-8 were approximately $133,000.

The fees from Weinberg for professional services rendered in connection with the audit of our annual consolidated financial statements and reviews of our unaudited consolidated financial statements for the periods ended June 30th and September 30th, 2019 were approximately $90,000.

All Other Fees

No other services were rendered by Weinberg in 2020 or 2019.

Tax Fees

The aggregate fees billed by Weinberg for professional services for tax compliance were $4,300 for 2020.

Pre-Approval Policies and Procedures

It is the policy of our Audit Committee that all services to be provided by our independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be pre-approved by our Audit Committee. Our Audit Committee pre-approved all services, audit and non-audit, provided to us by Weinberg for 2020 and 2019.

Vote Required

The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to be voted on Proposal 3 at the Annual Meeting is required for approval of the Proposal.

Recommendation of the board of directors

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF WEINBERG & CO AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING

Under SEC Rule 14a-8, any stockholder desiring to submit a proposal for inclusion in our proxy materials for our 2022 Annual Meeting of Stockholders must provide the Company with a written copy of that proposal by not fewer than 120 days before the anniversary of the mailing of the release of this Proxy Statement, or February 14, 2022. However, if the date of our 2022 Annual Meeting changes by more than 30 days from the date on which our 2021 Annual Meeting is held, then the deadline would be a reasonable time before we begin to print and send our proxy materials for our 2022 Annual Meeting. Notice of stockholder proposals submitted outside of SEC Rule 14a-8 must be received by the same date.

Stockholder proposals submitted other than for inclusion in our proxy materials or stockholder nominations for director must submit notice of such proposals or nominations by personal delivery or registered mail not fewer than 120 nor more than 150 days before the anniversary of the mailing of this proxy statement.

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OTHER MATTERS

Expenses of Solicitation

We are soliciting proxies on behalf of our board of directors. This solicitation is being made by mail and over the Internet, but also may be made by telephone or in person. We and our directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. These persons will not be compensated for these solicitation activities.

We will ask banks, brokers and other institutions, nominees and fiduciaries to forward our proxy materials to their principals and to obtain their authority to execute proxies and voting instructions and will reimburse them for their reasonable expenses.

Delivery of Proxy Materials to Households

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this notice and Proxy Statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a Proxy Statement or annual report either now or in the future, please contact your bank, broker or other nominee. Upon written request to us at CytRx Corporation, 11726 San Vicente Boulevard, Suite 650, Los Angeles, California 90049, Attention: Corporate Secretary, or by telephone at 310-826-5648, we will promptly deliver without charge, upon oral or written request, a separate copy of the proxy material to any stockholder residing at an address to which only one copy was mailed. In addition, stockholders sharing an address can request delivery in the future of only a single copy of annual reports or proxy statements if they are currently receiving multiple copies upon written or oral request to us at the address and telephone number stated above.

Miscellaneous

Our management does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares of our common stock that they represent in accordance with their best judgment.

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Annual Report

Accompanying this Proxy Statement is a copy of our Annual Report on Form 10-K, without exhibits, for the year ended December 31, 2020 filed with the SEC. These accompanying materials constitute our annual report to stockholders. We will provide, without charge upon written request, a further copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules. Copies of the Form 10-K exhibits also are available without charge. Stockholders who would like such copies should direct their requests in writing to: CytRx Corporation, 11726 San Vicente Boulevard, Suite 650, Los Angeles, California 90049, Attention: Corporate Secretary.

June 14, 2021	By Order of the Board of Directors

John Y. Caloz
Chief Financial Officer and Senior Vice President

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